SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 15, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

           Delaware
      (State or other                  0-19278                13-3357370
jurisdiction of incorporation) (Commission file Number) (IRS Identification No.)

   51 James Way, Eatontown, New Jersey                            07724
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code        (732) 542-2800

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. (the "Company") announced today that it had restarted Base Tissue Segment processing, as had been expected, in its Shrewsbury, New Jersey facility on Wednesday, October 9, 2002.

Additionally, the Company announced that due to the voluntary quarantine of tissue from certain donors that would have normally been processed, shipped and invoiced in the third quarter, revenue in the third quarter was negatively impacted by approximately $1,342,000 and net income per diluted share was negatively impacted by approximately $.02. However, the Company expects to recognize the donor processing revenue it did not realize in the third quarter in future quarters as it reworks and ships the tissue from the 693 donors placed in quarantine. Further, the Company will record a pretax reserve in third quarter 2002 to reflect the cost to rework the donor tissue of approximately $900,000 or $.03 diluted net income per share.

The Company expects to report the full results of its third quarter ended September 30, 2002 in the last week of October, 2002. The financial impact on the third quarter 2002 mentioned above is not necessarily all inclusive or indicative of the results of the third quarter 2002.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk that Osteotech's personnel may not be able to correct the problems at the Eatontown facility which caused the higher than average sterility failures within the time frame anticipated or successfully rework all of the quarantined tissue, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Form 10-Q for each of the first two quarters of 2002) filed with the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 15, 2002

                                                     OSTEOTECH, INC.
                                                      (Registrant)


                                          By:  /s/ Michael J. Jeffries
                                              ----------------------------------
                                               Michael J. Jeffries
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)